--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             --------------------



                                   FORM 8-K/A


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 18, 2002

                               COMCAST CORPORATION
                   (formerly named AT&T Comcast Corporation)
                            (Exact Name of Registrant
                          as Specified in Its Charter)

                                  PENNSYLVANIA
                 (State or Other Jurisdiction of Incorporation)

               333-82460                                   27-0000798
       (Commission File Number)                (IRS Employer Identification No.)

          1500 MARKET STREET                               19102-2148
           PHILADELPHIA, PA                                (Zip Code)
   (Address of Principal Executive Office)


                                 (215) 665-1700
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

                             --------------------





--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On November 18, 2002, Comcast Holdings Corporation, formerly known as Comcast Corporation ("Comcast Holdings") and AT&T Corp. ("AT&T") completed a transaction (the "AT&T Comcast transaction") which resulted in the combination of Comcast Holdings and AT&T's broadband business ("AT&T Broadband Group").

     This Current Report on Form 8-K/A of Comcast Corporation, formerly known as AT&T Comcast Corporation ("Comcast") amends the Current Report on Form 8-K of Comcast dated November 18, 2002 to include (i) as required by Item 7(a) Financial Statements of Businesses Acquired, combined financial statements of AT&T Broadband Group as of December 31, 2001 and 2000 and for each of the years ended December 31, 2001 and 2000 and for the ten-month period ended December 31, 1999 and the unaudited interim combined financial statements of AT&T Broadband Group as of September 30, 2002 and for the nine months ended September 30, 2002 and (ii) as required by Item 7(b) Pro Forma Financial Information, unaudited pro forma combined condensed financial statements of Comcast as of September 30, 2002 and for the nine months ended September 30, 2002 and the year ended December 31, 2001 giving effect to the AT&T Comcast transaction.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:

     I. AT&T Broadband Group combined financial statements for the years ended December 31, 2001 and 2000, and for the ten-month period ended December 31, 1999 (included herein as Exhibit 99.6).

     II. AT&T Broadband Group unaudited interim combined financial statements for the nine months ended September 30, 2002 and 2001
          (included herein as Exhibit 99.7).

(b)  PRO FORMA FINANCIAL INFORMATION.

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                             OF COMCAST CORPORATION

     The following Unaudited Pro Forma Combined Condensed Balance Sheet of Comcast as of September 30, 2002 and the Unaudited Pro Forma Combined Condensed Statements of Operations of Comcast for the nine months ended September 30, 2002 and the year ended December 31, 2001 give effect to the AT&T Comcast transaction. The pro forma financial statements account for the AT&T Comcast transaction under the purchase method of accounting.

     The Unaudited Pro Forma Combined Condensed Balance Sheet assumes the AT&T Comcast transaction occurred on September 30, 2002. The Unaudited Pro Forma Combined Condensed Statements of Operations assume the AT&T Comcast transaction occurred on January 1, 2001. The unaudited pro forma financial data is based on the historical consolidated financial statements of Comcast Holdings and the historical combined financial statements of AT&T Broadband Group under the assumptions and adjustments set forth in the accompanying explanatory notes.

     The AT&T Comcast transaction was consummated on November 18, 2002 in several steps. First, AT&T transferred to AT&T Broadband Corp. ("Broadband") substantially all the assets, liabilities and businesses represented by AT&T Broadband Group, which was the integrated broadband business of AT&T. Second, AT&T spun off Broadband to its shareholders. Third, Comcast Holdings and Broadband each merged with a different, wholly-owned subsidiary of Comcast, and Comcast Holdings and AT&T shareholders received Comcast shares.

     The AT&T Comcast transaction has been accounted for as an acquisition by Comcast Holdings of AT&T Broadband Group. See Note 5 to the consolidated financial statements of Comcast Holdings for the year ended December 31, 2001 included herein as an exhibit to this Current Report on Form 8-K/A. As Comcast Holdings is considered the accounting acquiror, the historical basis of Comcast Holdings' assets and liabilities were not affected by the AT&T Comcast transaction. For purposes of developing the Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2002, AT&T Broadband Group's assets, including identifiable intangible assets, and liabilities have been recorded at their estimated fair values and the excess purchase price has been assigned to goodwill. No adjustment has been made to AT&T Broadband Group's franchise rights. The fair values assigned in these pro forma financial statements are preliminary and represent management's best estimate of current fair value which are subject to revision. Management currently knows of no events or circumstances other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation. However, a final determination of required purchase accounting adjustments will be made upon the completion of a study to be undertaken by Comcast in conjunction with independent appraisers to determine the fair value of certain of AT&T Broadband Group's assets, including identifiable intangible assets, and liabilities. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial data and the date of the AT&T Comcast transaction. See Note
(b) to Unaudited Pro Forma Combined Condensed Balance Sheet.

     Upon closing of the AT&T Comcast transaction, Comcast Holdings' shareholders received shares of Comcast Class A common stock, Comcast Class B common stock and Comcast Class A Special common stock in exchange for shares of Comcast Holdings Class A common stock, Comcast Holdings Class B common stock and Comcast Holdings Class A Special common stock, respectively, based on an exchange ratio of 1 to 1. Comcast issued stock options to purchase shares of Comcast Class A Special common stock in exchange for all outstanding stock options of Comcast Holdings, based on an exchange ratio of 1 to 1.

     The consideration to complete the AT&T Comcast transaction consisted of shares of Comcast common stock, assumed debt of AT&T Broadband Group, the intercompany indebtedness Broadband paid AT&T upon closing and Comcast Holdings' transaction costs. If the closing date of the AT&T Comcast transaction were as of September 30, 2002, and giving effect to the exchange offer described below, the estimated aggregate consideration to complete the AT&T Comcast transaction would have been $48,067 million, consisting of $25,551 million of Comcast common stock based upon a per share price of $18.80, $22,091 million of assumed debt at estimated fair value, and $425 million of Comcast Holdings' transaction costs directly related to the AT&T Comcast transaction.

     The consideration in the form of Comcast common stock included the fair value of the issuance of approximately 1,233 million shares of Comcast Class A common stock to AT&T shareholders in exchange for all of AT&T's interests in the AT&T Broadband Group, the fair value of the issuance of 115 million shares of Comcast common stock to Microsoft Corporation ("Microsoft") in exchange for Broadband shares that Microsoft received immediately prior to the completion of the AT&T Comcast transaction for settlement of its $5 billion aggregate principal amount in quarterly income preferred securities (QUIPS), and the fair value of Comcast stock options and stock appreciation rights issued in exchange for Broadband stock options and stock appreciation rights.

     Subsequent to the original merger agreement, economic and business factors led AT&T and Comcast Holdings to agree to change the form of consideration to be paid in the AT&T Comcast transaction. On August 12, 2002, AT&T, among others, filed a registration statement with the Securities and Exchange Commission ("SEC") for a proposed exchange offer relating to approximately $11.8 billion aggregate principal amount of AT&T's existing debt securities. Modification of the original merger agreement to provide for the assumption of a portion of AT&T's debt securities by Broadband and the related reduction in the intercompany indebtedness represented a substantive change in the non-equity, or "other" consideration being paid in the AT&T Comcast transaction resulting in a new measurement date for determining the value of the Comcast Holdings common stock used to value the Comcast securities issued in the AT&T Comcast transaction. The new measurement date was established as of the date of the substantive modification of the original merger agreement.

     The consideration in the form of assumed debt included the short-term debt due to AT&T, which was paid at closing, of $7,823 million, as well as $14,268 million of long-term debt, including current portion, of AT&T Broadband Group. As a result of the successful completion of the exchange offer on November 14, 2002, upon completion of the AT&T Comcast transaction $3,505 million of AT&T's debt securities ceased being AT&T obligations and became Broadband obligations (New Broadband Notes) guaranteed by Comcast and a number of its cable subsidiaries. The AT&T debt securities that became Broadband obligations reduced the intercompany indebtedness Broadband was required to pay AT&T by the aggregate principal amount of New Broadband Notes issued.

     The unaudited pro forma financial statements reflect that a substantive modification of the original merger agreement occurred resulting in a new measurement date for accounting purposes. The unaudited pro forma financial statements reflect a measurement date of August 12, 2002, the date the filing of the registration statement with the SEC related to the exchange offer was announced. Accordingly, the fair value of the shares issued for the AT&T Broadband Group was based on a price per share of $18.80 which reflects the weighted average market price of Comcast Holdings common stock during the period beginning two days before and ending two days after the new measurement date.

     Subsequent to the adoption of SFAS 142 on January 1, 2002, goodwill and franchise rights are no longer amortized. An increase or decrease in goodwill and/or franchise rights as a result of a change in the allocation of fair value through the appraisal process would not affect Comcast's future results of operations other than in periods in which Comcast may recognize an impairment charge. A change in the recorded value of these intangible assets could increase or decrease the likelihood that Comcast will recognize an impairment charge related to these intangible assets at some time in the future.

     Comcast intends to review the synergies of the combined business, which may result in a plan to realign or reorganize certain of AT&T Broadband Group's existing operations. The costs of implementing such a plan, if it were to occur, have not been reflected in the accompanying pro forma financial statements. The impact of a potential realignment, assuming such a plan were in place at the consummation date of the AT&T Comcast transaction, could increase or decrease the amount of goodwill and intangible assets recognized by Comcast in accordance with Emerging Issues Task Force No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." The Unaudited Combined Condensed Statements of Operations exclude any benefits that may result from synergies that may be derived, or the elimination of duplicative efforts.

     Among the provisions of Statement of Financial Accounting Standards No. 141, "Business Combinations," new criteria have been established for determining whether intangible assets should be recognized separately from goodwill. Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," provides, among other guidelines, that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested for impairment on at least an annual basis. Management believes that cable franchise rights have indefinite lives based upon an analysis utilizing the criteria in paragraph 11 of SFAS No. 142. The pro forma adjustments to the Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2001 reflect the elimination of AT&T Broadband Group's amortization expense related to goodwill and cable franchise rights since this acquisition was accounted for under the provisions of SFAS No. 142.

     Comcast Holdings incurred goodwill and cable and sports franchise rights amortization expense of approximately $2,002 million for the year ended December 31, 2001. The historical consolidated financial statements of Comcast Holdings included in the Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2001 include the amortization expense related to Comcast Holdings' goodwill and cable and sports franchise rights, which has not been eliminated in the pro forma adjustments. Effective January 1, 2002, Comcast Holdings, in accordance with the provisions of SFAS No. 142, no longer amortizes goodwill and cable and sports franchise rights.

     Management believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma financial data. Both Comcast Holdings and AT&T Broadband Group have completed other acquisitions and dispositions that are not significant, individually or in the aggregate, and, accordingly, have not been included in the accompanying unaudited pro forma financial data. The unaudited pro forma financial data may not be indicative of the financial position or results that would have occurred if the AT&T Comcast transaction had been in effect on the dates indicated or which may be obtained in the future.

     The unaudited pro forma financial data should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto for Comcast Holdings, and the historical combined financial statements and accompanying notes thereto for AT&T Broadband Group included herein as exhibits to this Current Report on Form 8-K/A.

                               COMCAST CORPORATION

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               AS OF SEPTEMBER 30, 2002

                                                            HISTORICAL     HISTORICAL
                                                             COMCAST          AT&T        PRO FORMA         PRO FORMA
                                                            HOLDINGS(a)   BROADBAND(a)   ADJUSTMENTS         COMCAST
                                                            ----------   ------------   -----------       ------------
                                                                              (AMOUNTS IN MILLIONS)
ASSETS
Current Assets
  Cash and cash equivalents...............................  $   569.8     $             $                  $   569.8
  Investments.............................................      905.9         459.0                          1,364.9
  Accounts receivable, net................................      932.8         624.0                          1,556.8
  Inventories, net........................................      482.7                                          482.7
  Deferred income taxes...................................      132.9                                          132.9
  Other current assets....................................      171.5         999.0                          1,170.5
                                                            ---------     ----------    ----------         ----------
    Total current assets..................................    3,195.6       2,082.0                          5,277.6
                                                            ---------     ----------    ----------         ----------
INVESTMENTS...............................................      585.6      17,321.0         (986.5)(d)      16,920.1
                                                            ---------     ----------    ----------         ----------
PROPERTY AND EQUIPMENT, NET...............................    7,035.6      15,263.0                          22,298.6
                                                            ---------     ----------    ----------         ----------
GOODWILL..................................................    6,446.3      15,162.0       (7,699.7)(b1)      13,908.6
FRANCHISE RIGHTS..........................................   16,601.5      29,084.0                          45,685.5
OTHER INTANGIBLE ASSETS, NET..............................    1,414.6       1,416.0                           2,830.6
                                                                                              70.0 (b2)
OTHER NON-CURRENT ASSETS, NET.............................      498.1       2,093.0          (94.5)(e)        2,566.6
                                                            ---------     ----------    ----------         ----------
                                                            $35,777.3     $82,421.0     $ (8,710.7)        $109,487.6
                                                            =========     ==========    ==========         ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable........................................  $   806.1     $   775.0     $                  $  1,581.1
  Accrued expenses and other current liabilities..........    1,805.8       1,920.0        1,434.0 (b3)       5,159.8
  Deferred income taxes...................................       69.7         487.0                             556.7
  Short-term debt.........................................                  7,823.0       (3,823.0)(c)        4,000.0
  Current portion of long-term debt.......................      113.9       2,329.0                           2,442.9
                                                            ---------     ----------    ----------         ----------
    Total current liabilities.............................    2,795.5      13,334.0       (2,389.0)          13,740.5
                                                            ---------     ----------    ----------         ----------
                                                                                             425.0 (b4)
                                                                                            (761.8)(b5)
                                                                                           3,823.0 (c)
LONG-TERM DEBT, LESS CURRENT PORTION......................    9,927.9      12,701.0          (94.5)(e)       26,020.6
                                                            ---------     ----------    ----------         ----------
DEFERRED INCOME TAXES.....................................    6,665.0      20,219.0           43.2 (b6)      26,927.2
                                                            ---------     ----------    ----------         ----------
                                                                                            (179.0)(b7)
OTHER NON-CURRENT LIABILITIES.............................    1,419.9         811.0           (0.1)(b8)       2,051.8
                                                            ---------     ----------    ----------         ----------
MINORITY INTEREST.........................................    1,027.4       1,214.0                           2,241.4
                                                            ---------     ----------    ----------         ----------
Company-Obligated Convertible Quarterly Income Preferred
  Securities of Subsidiary Trust Holding Solely
  Subordinated Debt Securities of AT&T....................                  4,728.0       (4,728.0)(b9)
                                                            ---------     ----------    ----------         ----------
STOCKHOLDERS' EQUITY
                                                                                           1,348.0 (b10)
  Common stock............................................      946.9                        (47.3)(d)        2,247.6
                                                                                            (939.2)(d)
  Additional capital......................................   11,800.8                     24,203.0 (b10)     35,064.6
  Retained earnings.......................................    1,391.6                                         1,391.6
  Accumulated other comprehensive loss....................     (197.7)                                         (197.7)
  Combined attributed net assets..........................                 29,414.0      (29,414.0)(b11)
                                                            ---------     ----------    ----------         ----------
    Total stockholders' equity............................   13,941.6      29,414.0       (4,849.5)          38,506.1
                                                            ---------     ----------    ----------         ----------
                                                            $35,777.3     $82,421.0     $ (8,710.7)        $109,487.6
                                                            =========     ==========    ==========         ==========

       See Notes to Unaudited Pro Forma Combined Condensed Balance Sheet

                               COMCAST CORPORATION

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)

(a) These columns reflect the historical balance sheets of the respective companies. Certain reclassifications have been made to the combined historical financial statements of AT&T Broadband Group to conform to the presentation expected to be used by Comcast.

(b) This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to goodwill.

                                                                    COMMON    ADDITIONAL
                                                                    STOCK      CAPITAL       TOTAL
                                                                   --------   ----------   ----------
    Calculation of consideration
           Issuance of common stock to AT&T shareholders
           (1,233.0 million shares x $18.80)....................   $1,233.0   $21,947.4    $ 23,180.4
           Issuance of common stock to Microsoft Corporation
           (115.0 million shares x $18.80)......................      115.0     2,047.0       2,162.0
           Fair value of Comcast stock options resulting
           from the conversion of AT&T Broadband Group stock
           options in the merger based on Black-Scholes option
           pricing model........................................                  208.6         208.6
                                                                   --------   ---------    ----------
    (b10)   Comcast common stock equity consideration...........    1,348.0    24,203.0      25,551.0
    (b4)   Transaction costs (assumed to be funded with
           long-term debt)......................................                                425.0
                                                                                           ----------
               Total............................................                           $ 25,976.0
                                                                                           ==========
         Preliminary estimate of fair value of identifiable net
         assets acquired
    (b11)  Book value of AT&T Broadband Group...................                           $ 29,414.0
           Elimination of AT&T Broadband Group goodwill.........                            (15,162.0)
    (b2)   Long-term portion of deferred financing fees.........                                 70.0
    (b3)   Preliminary estimate of current tax liability arising
           from the transaction.................................                             (1,434.0)
    (b5)   Preliminary estimate of adjustment to fair value of
           AT&T Broadband Group assumed long-term debt..........                                761.8
    (b6)   Preliminary estimate of adjustment to deferred tax
           liability on adjustments at combined federal and
           state statutory rate.................................                                (43.2)
    (b7)   Certain liabilities retained by AT&T related to
           Excite@Home...........................................                               179.0
    (b8)  Preliminary estimate of adjustment to fair value of
           other non-current liabilities........................                                  0.1
    (b9)   Redemption of Microsoft Corporation QUIPS............                              4,728.0
                                                                                           ----------
         Preliminary estimate of adjustments to fair value of
         identifiable net assets acquired.......................                             18,513.7
                                                                                           ----------
         Acquisition goodwill...................................                           $  7,462.3
                                                                                           ==========
    Calculation of goodwill acquisition adjustment
         Acquisition goodwill...................................                           $  7,462.3
         Gross value of AT&T Broadband Group goodwill...........                            (15,162.0)
                                                                                           ----------
    (b1)   Goodwill acquisition adjustment......................                           $ (7,699.7)
                                                                                           ==========
           (i)  Shares of common stock issued in the AT&T
                Comcast transaction.............................    1,235.0
                Share equivalent of intrinsic value of AT&T
                Broadband Group stock options and stock
                appreciation rights.............................       (2.0)
                                                                   --------
                      Common stock issued to AT&T
                        shareholders............................    1,233.0
                                                                   ========

                               COMCAST CORPORATION

          NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                   (CONCLUDED)

     Certain programming and other contracts of AT&T Broadband Group and Comcast Holdings may, by their terms, be assumed, altered or terminated as a result of the completion of the AT&T Comcast transaction. However, prior to the completion of a review of all of AT&T Broadband Group's programming and other contracts, management does not expect to be able to estimate the impact of duplicate, favorable or unfavorable contracts that may result from the ultimate allocation of purchase price. See note (l) to the Unaudited Pro Forma Combined Condensed Statements of Operations for a sensitivity analysis of purchase price allocation.

(c) Represents the refinancing of existing short-term debt due to AT&T ($7,823.0) with new debt of Comcast. The refinancing is assumed to be funded with $4,000.0 of short-term debt and with $3,823.0 of long-term debt. These amounts give effect to the exchange offer described above.

(d) Represents the reclassification of AT&T Broadband Group's investment in Comcast Holdings as follows:

  Elimination of Comcast Holdings stock held by AT&T Broadband Group...$ (986.5)
  Reclassification of Comcast Holdings stock held by AT&T Broadband
    Group to equity (par value common stock $47.3 and
    additional capital $939.2).........................................   986.5
                                                                       --------
                                                                       $     --
                                                                       ========

(e) Represents the elimination of AT&T Broadband Group bonds owned by Comcast Holdings at September 30, 2002.

                               COMCAST CORPORATION

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                   HISTORICAL     HISTORICAL
                                                    COMCAST         AT&T       INTERCOMPANY     PRO FORMA       PRO FORMA
                                                   HOLDINGS(a)   BROADBAND(a)   ADJUSTMENTS    ADJUSTMENTS(d)   COMCAST(l)
                                                   ----------   ------------   ------------   --------------   ----------
                                                              (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
REVENUES
  Service revenues...............................  $ 5,919.1     $10,132.0       $(108.9)(b)    $              $15,942.2
  Net sales from electronic retailing............    3,917.3                                                     3,917.3
                                                   ---------     ---------       -------        ---------      ---------
                                                     9,836.4      10,132.0        (108.9)                       19,859.5
                                                   ---------     ---------       -------        ---------      ---------
COSTS AND EXPENSES
  Operating (excluding depreciation).............    2,906.5       5,459.0         (62.8)(b)                     8,302.7
  Cost of goods sold from electronic retailing
    (excluding depreciation).....................    2,514.0                                                     2,514.0
  Selling, general and administrative(m).........    1,745.7       2,582.0         (22.6)(b)                     4,305.1
  Depreciation...................................    1,141.8       2,626.0                                       3,767.8
  Amortization...................................    2,274.6       2,154.0                       (1,882.9)(e)    2,545.7
  Asset impairment, restructuring and other
    charges......................................                  1,494.0                                       1,494.0
                                                   ---------     ---------       -------        ---------      ---------
                                                    10,582.6      14,315.0         (85.4)        (1,882.9)      22,929.3
                                                   ---------     ---------       -------        ---------      ---------

OPERATING LOSS...................................     (746.2)     (4,183.0)        (23.5)         1,882.9       (3,069.8)

OTHER INCOME (EXPENSE)
                                                                                                     87.5 (f)
  Interest expense...............................     (734.1)     (1,735.0)                          (1.8)(g)   (2,383.4)
  Investment income (expense)....................    1,061.7      (1,947.0)        (18.7)(b)                      (904.0)
                                                                                                   (106.0)(h)
  Equity in net income (losses) of affiliates....      (28.5)                                       148.0 (e)       13.5
  Other income (expense).........................    1,301.0        (927.0)                                        374.0
                                                   ---------     ---------       -------        ---------      ---------
                                                     1,600.1      (4,609.0)        (18.7)           127.7       (2,899.9)
                                                   ---------     ---------       -------        ---------      ---------

INCOME (LOSS) BEFORE INCOME TAXES, MINORITY
  INTEREST AND CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE..............................      853.9      (8,792.0)        (42.2)         2,010.6       (5,969.7)
                                                                                                   (561.3)(i)
INCOME TAX (EXPENSE) BENEFIT.....................     (469.4)      3,857.0        (750.3)(c)         37.0 (h)    2,113.0
                                                   ---------     ---------       -------        ---------      ---------
INCOME (LOSS) BEFORE MINORITY INTEREST AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE.........      384.5      (4,935.0)       (792.5)         1,486.3       (3,856.7)
Net loss from equity investments.................                    (69.0)                          69.0 (h)

MINORITY INTEREST INCOME (EXPENSE)...............     (160.4)        833.0         (24.0)(b)        160.0 (j)      808.6
                                                   ---------     ---------       -------        ---------      ---------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE..............................  $   224.1     $(4,171.0)      $(816.5)       $ 1,715.3      $(3,048.1)
                                                   =========     =========       =======        =========      =========
Earnings (loss) per share from continuing
  operations -- basic............................  $    0.24                                                   $   (1.35)
Earnings (loss) per share from continuing
  operations -- assuming dilution................  $    0.23                                                   $   (1.35)
Weighted average number of common shares
  outstanding -- basic...........................      949.7                                      1,300.7(k)     2,250.4
Weighted average number of common shares
  outstanding -- assuming dilution...............      964.5                                      1,285.9(k)     2,250.4

  See Notes to Unaudited Pro Forma Combined Condensed Statement of Operations

                               COMCAST CORPORATION

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                         HISTORICAL   HISTORICAL
                                          COMCAST        AT&T        INTERCOMPANY      PRO FORMA      PRO FORMA
                                         HOLDINGS(a)   BROADBAND(a)   ADJUSTMENTS    ADJUSTMENTS(d)   COMCAST(l)
                                         ----------   ------------   ------------   --------------   ----------
                                                    (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
REVENUES
  Service revenues.....................  $ 5,086.3     $ 7,512.0        $(42.0)(b)    $              $ 12,556.3
  Net sales from electronic
    retailing..........................    2,999.8                                                      2,999.8
                                         ---------     ----------       ------        ---------      ----------
                                           8,086.1       7,512.0         (42.0)                        15,556.1
                                         ---------     ----------       ------        ---------      ----------
COSTS AND EXPENSES
  Operating (excluding depreciation)...    2,191.4       3,889.0         (27.0)(b)                      6,053.4
  Cost of goods sold from electronic
    retailing (excluding
    depreciation)......................    1,903.1                                                      1,903.1
  Selling, general and
    administrative.....................    1,491.0       2,037.0         (15.0)(b)                      3,513.0
  Depreciation.........................    1,015.5       2,043.0                                        3,058.5
  Amortization.........................      155.1         161.0                                          316.1
  Goodwill and franchise impairment
    charges............................                 16,525.0                                       16,525.0
  Asset impairment, restructuring and
    other charges......................                     56.0                                           56.0
                                         ---------     ----------       ------        ---------      ----------
                                           6,756.1      24,711.0         (42.0)                        31,425.1
                                         ---------     ----------       ------        ---------      ----------
OPERATING INCOME (LOSS)................    1,330.0     (17,199.0)                                     (15,869.0)
OTHER INCOME (EXPENSE)
                                                                                         (101.8)(f)
  Interest expense.....................     (543.5)     (1,111.0)                         (24.2)(g)    (1,780.5)
  Investment expense...................     (760.4)     (1,172.0)                                      (1,932.4)
  Equity in net losses of affiliates...      (59.9)                                    (1,001.0)(h)    (1,060.9)
  Other income (expense)...............      (10.8)        523.0                                          512.2
                                         ---------     ----------       ------        ---------      ----------
                                          (1,374.6)     (1,760.0)                      (1,127.0)       (4,261.6)
                                         ---------     ----------       ------        ---------      ----------
LOSS BEFORE INCOME TAXES, MINORITY
  INTEREST, EXTRAORDINARY ITEMS AND
  CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE...............................      (44.6)    (18,959.0)                      (1,127.0)      (20,130.6)
                                                                                           48.9 (i)
INCOME TAX BENEFIT (EXPENSE)...........      (52.3)      5,536.0                          386.0 (h)     5,918.6
                                         ---------     ----------       ------        ---------      ----------
LOSS BEFORE MINORITY INTEREST,
  EXTRAORDINARY ITEMS AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE..........      (96.9)    (13,423.0)                        (692.1)      (14,212.0)
Net loss related to equity
  investments..........................                   (615.0)                         615.0 (h)
MINORITY INTEREST EXPENSE..............     (126.0)       (206.0)                         120.0 (j)      (212.0)
                                         ---------     ----------       ------        ---------      ----------
LOSS BEFORE EXTRAORDINARY ITEMS AND
  CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE...............................  $  (222.9)   $(14,244.0)       $             $    42.9      $(14,424.0)
                                         =========     ==========       ======        =========      ==========
Loss per share from continuing
  operations -- basic..................  $   (0.23)                                                  $    (6.40)
Loss per share from continuing
  operations -- assuming dilution......  $   (0.23)                                                  $    (6.40)
Weighted average number of common
  shares outstanding -- basic..........      952.2                                      1,300.7 (k)     2,252.9
Weighted average number of common
  shares outstanding -- assuming
  dilution.............................      952.2                                      1,300.7 (k)     2,252.9

  See Notes to Unaudited Pro Forma Combined Condensed Statement of Operations

                               COMCAST CORPORATION

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENT OF OPERATIONS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(a) These columns reflect the historical statements of operations of the respective companies.

(b) Adjustment reflects the elimination of historical intercompany transactions between Comcast Holdings and AT&T Broadband Group as follows: amounts charged by Comcast Holdings to AT&T Broadband Group for programming, the gains and losses resulting from the sales of certain cable systems by AT&T Broadband Group to Comcast Holdings and Excite@Home transactions.

(c) Represents the elimination of the aggregate historical income tax effects recorded by Comcast Holdings and AT&T Broadband Group on Note (b) adjustments above.

(d) AT&T Broadband Group has certain intercompany agreements with AT&T Corp. which were terminated as of the date of the AT&T Comcast transaction.
     The costs of replacing these services is uncertain. However, the impact of the termination of these arrangements is not expected to be material.

(e) Represents the elimination of AT&T Broadband Group's historical goodwill and cable franchise rights amortization expense for consolidated subsidiaries and equity method investments. Under the accounting rules set forth in SFAS No. 142 issued by the Financial Accounting Standards Board in June 2001, goodwill and intangibles with indefinite lives are not amortized against earnings other than in connection with an impairment.

(f) Represents the net effect on interest expense resulting from the financings described in Note (c) to the Unaudited Pro Forma Combined Condensed Balance Sheet. Pro forma interest expense was calculated based on the historical interest rates for the historical debt outstanding and assumed interest rates for the new credit facilities. The pro forma financial information assumes the financings occurred on January 1, 2001. Amortization of deferred financing costs was calculated based on the amounts and terms of the new facilities. Short-term rates are assumed to be 3% and long term rates are assumed to be 7%. Assuming interest rates changed by 0.125%, the related interest expense and pre-tax impact on earnings would be $9.8 million for the year ended December 31, 2001 and $7.4 million for the nine months ended September 30, 2002.

(g) Represents the net effect in interest expense as a result of the adjustment of AT&T Broadband Group's long-term debt to its fair value as described in Note (b5) to the Unaudited Pro Forma Combined Condensed Balance Sheet. The difference between the fair value and the face amount of each borrowing is amortized to interest expense over the remaining term of the borrowing.

(h) Represents the reclassification of losses in equity investments for the year ended December 31, 2001 and losses related to equity method investments for the nine months ended September 30, 2002 to conform with the presentation currently used by Comcast Holdings.

(i)  Represents the aggregate pro forma income tax effect of Notes (e) through
     (g) above at the combined federal and state statutory rate.

(j) Represents the elimination of historical impact of the QUIPS exchanged for AT&T Broadband Group common stock.

(k) For basic earnings (loss) per share, this adjustment represents the issuance of Comcast shares to AT&T shareholders and Microsoft offset by shares of Comcast Holdings owned by AT&T Broadband Group which are classified as treasury shares (see Note (d) to the Unaudited Pro Forma Combined Condensed Balance Sheet). In addition, earnings per share assuming dilution has been adjusted to include the dilutive effects of Comcast stock options issued in exchange for the AT&T Broadband Group stock options as well as adjustment for the year-ended December 31, 2001 to Comcast's historical average dilutive shares outstanding since such shares would be anti-dilutive on a pro forma basis.

                               COMCAST CORPORATION

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                     STATEMENT OF OPERATIONS -- (CONCLUDED)
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(l) The pro forma combined condensed financial statements reflect a preliminary allocation to tangible assets, liabilities, goodwill and other intangible assets. The final purchase price allocation may result in different allocations for tangible and intangible assets than that presented in these pro forma combined condensed financial statements. The following table shows the absolute dollar effect on pro forma net income
      (loss) applicable to common shares and net income (loss) per share assuming dilution for every $500 of purchase price allocated to amortizable assets or certain liabilities over assumed weighted-average useful lives. An increase in the purchase amount allocated to amortizable assets or a decrease in the amount allocated to certain liabilities will result in a decrease to net income. A decrease in the amount allocated to amortizable assets or an increase in the amount allocated to certain liabilities will result in an increase to net income.

                                                                           NINE MONTHS
                                                         YEAR ENDED           ENDED
WEIGHTED AVERAGE LIFE                                 DECEMBER 31, 2001  SEPTEMBER 30, 2002
- ---------------------                               -----------------  ------------------
Five years
  Net Income........................................        $61.5             $46.1
  Per Share.........................................        $0.03             $0.02
Ten years
  Net Income........................................        $30.8             $23.1
  Per Share.........................................        $0.01             $0.01
Twenty years
  Net Income........................................        $15.4             $11.5
  Per Share.........................................        $0.01             $0.01

     ITEM 7(C).  EXHIBITS.

Exhibit
Number              Description
------              -----------

23.1 Consent of Deloitte & Touche LLP with respect to Comcast Holdings Corporation (formerly known as Comcast Corporation).

23.2        Consent of PricewaterhouseCoopers LLP with respect to AT&T Broadband
            Group.

99.1 Comcast Corporation (formerly known as AT&T Comcast Corporation) balance sheet as of December 31, 2001.

99.2 Comcast Corporation (formerly known as AT&T Comcast Corporation) unaudited balance sheet as of September 30, 2002.

99.3 Comcast Holdings Corporation (formerly known as Comcast Corporation) and subsidiaries consolidated financial statements for the years ended December 31, 2001, 2000 and 1999.

99.4 Comcast Holdings Corporation (formerly known as Comcast Corporation) and subsidiaries Schedule II - Valuation and Qualifying Accounts.

99.5 Comcast Holdings Corporation (formerly known as Comcast Corporation) unaudited interim financial statements for the nine months ended September 30, 2002 and 2001 (incorporated by reference to the Comcast Holdings Corporation Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

99.6 AT&T Broadband Group combined financial statements and management's discussion and analysis of financial condition and results of operations for the years ended December 31, 2001 and 2000, and for the ten-month period ended December 31, 1999.

99.7 AT&T Broadband Group unaudited interim combined financial statements and management's discussion and analysis of financial condition and results of operations for the nine months ended September 30, 2002 and 2001.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          Comcast Corporation



Date: December 16, 2002                   By  /s/ Lawrence J. Salva
                                              ----------------------------------
                                              Name: Lawrence J. Salva
                                              Title: Senior Vice President and
                                                     Controller